As filed with the Securities and Exchange Commission on May 20, 2020.
Registration No. 811-21852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 227	☒
(Check Appropriate Box or Boxes)

COLUMBIA FUNDS SERIES TRUST II
(Exact Name of Registrant as Specified in Charter)

225 Franklin Street, Boston, Massachusetts 02110
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 345-6611

Christopher O. Petersen, Esq. c/o Columbia Management Investment Advisers, LLC 225 Franklin Street Boston, Massachusetts 02110	Ryan C. Larrenaga, Esq. c/o Columbia Management Investment Advisers, LLC 225 Franklin Street Boston, Massachusetts 02110
(Name and Address of Agents for Service)

EXPLANATORY NOTE
This Amendment to the Registration Statement is being filed on behalf of Columbia Short-Term Cash Fund (the Fund) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. The Fund’s shares are not registered under the Securities Act of 1933, as amended (the 1933 Act) because the shares are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.
Part A and Part B to the Registration Statement for the Fund, each dated December 1, 2019, were previously filed in connection with Amendment No. 218 to the Registration Statement and are incorporated by reference into this Amendment to the Registration Statement. In addition, the annual report for the Fund, which includes the Fund’s audited financial statements for the fiscal year ended July 31, 2019, and the semiannual report for the Fund for the fiscal period ended January 31, 2020, are incorporated by reference into this Amendment to the Registration Statement.
This Amendment to the Registration Statement supplements Part A (the prospectus) and Part B (the Statement of Additional Information (SAI)) for the Fund as follows:

Supplement dated May 20, 2020
to the Prospectus and Statement of Additional Information (SAI) of the following Fund:
Fund	Prospectus & SAI Dated
Columbia Funds Series Trust II
Columbia Short-Term Cash Fund (the Fund)	12/1/2019
Effective immediately, the following replaces "Market Risk" in the "More Information About the Fund - Principal Risks" section of the Prospectus and in the "About Fund Investments - Information Regarding Risks" section of the SAI:
Market Risk. The Fund may incur losses due to declines in the value of one or more securities in which it invests. These declines may be due to factors affecting a particular issuer, or the result of, among other things, political, regulatory, market, economic or social developments affecting the relevant market(s) more generally. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed income markets may negatively affect many issuers, which could adversely affect the Fund, including causing difficulty in assigning prices to hard-to-value assets in thinly traded and closed markets, significant redemptions and operational challenges. Global economies and financial markets are increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide. As a result, local, regional or global events such as terrorism, war, natural disasters, disease/virus outbreaks and epidemics or other public health issues, recessions, depressions or other events – or the potential for such events – could have a significant negative impact on global economic and market conditions.
The coronavirus disease 2019 (COVID-19) public health crisis has become a pandemic that has resulted in, and may continue to result in, significant global economic and societal disruption and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. Such disruptions may be caused, or exacerbated by, quarantines and travel restrictions, workforce displacement and loss in human and other resources. The uncertainty surrounding the magnitude, duration, reach, costs and effects of the global pandemic, as well as actions that have been or could be taken by governmental authorities or other third parties, present unknowns that are yet to unfold. The impacts, as well as the uncertainty over impacts to come, of COVID-19 – and any other infectious illness outbreaks, epidemics and pandemics that may arise in the future – could negatively affect global economies and markets in ways that cannot necessarily be foreseen. In addition, the impact of infectious illness outbreaks and epidemics in emerging market countries may be greater due to generally less established healthcare systems, governments and financial markets. Public health crises caused by the COVID-19 outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The disruptions caused by COVID-19 could prevent the Fund from executing advantageous investment decisions in a timely manner and negatively impact the Fund’s ability to achieve its investment objective. Any such event(s) could have a significant adverse impact on the value and risk profile of the Fund.
The rest of the section remains the same.
Also effective immediately, the following replaces 1. Cybersecurity Breaches, Systems Failure and Other Business Disruptions Risk, and 2. Terrorism, War, Natural Disaster and Epidemic Risk in the "About Fund Investments - Information Regarding Risks" section of the SAI:
Cybersecurity Breaches, Systems Failure and Other Business Disruptions Risk. The Funds and their service providers, including the Investment Manager and its affiliates (Ameriprise Financial, which is the Investment Manager’s parent company, the Distributor and the Transfer Agent (together with the Investment Manager, referred to herein as we, us and our)), any investment subadvisers, the Custodian and other service providers, as well as all their underlying service providers (collectively, the Service Providers), are heavily dependent on their respective employees, agents and other personnel (Personnel) and proprietary and third-party technology and infrastructure and related business, operational and information systems, networks, computers, devices, programs, applications, data and functions (collectively, Systems) to perform necessary business activities. The Systems and Personnel that the Funds and the Service Providers rely upon may be vulnerable to significant disruptions and failures, including those relating to or arising from cybersecurity breaches (including intentional acts, e.g., cyber-attacks, hacking, phishing scams, and unauthorized payment requests, and unintentional events or activity), Systems malfunctions, user error, conduct (or misconduct) of or arising from Personnel, Systems remote access (particularly important given the increased use of technologies such as the internet to conduct business), or other events or circumstances – whether foreseeable, unforeseeable, or beyond our control, such as acts of war, terrorism, natural disaster, widespread disease, pandemic or other public health crises. These types of events may result in, among other things, quarantines and travel restrictions, workforce displacement and loss or reduction in Personnel and other resources. In the above circumstances, the Funds and the Service Providers’ operations may be significantly impacted, or even temporarily halted. The Fund’s securities market counterparties may face the same or similar systems failure, cybersecurity breaches and other business disruptions risks.
Systems and Personnel disruptions and failures, particularly cybersecurity breaches, may result in (i) proprietary or confidential information or data being lost, withheld for ransom, misused, destroyed, stolen, released, corrupted or rendered unavailable, including personal investor information (and that of beneficial owners of investors), (ii) unauthorized access to Systems and loss of operational capacity, including from, for example, denial-of-service
SUP224_07_005_(05/20)

attacks (i.e., efforts to make network services unavailable to intended users), and (iii) the misappropriation of Fund or investor assets or sensitive information. Any such events could negatively impact Service Provider Systems and may have significant adverse impacts on the Funds and their shareholders.
Systems and Personnel disruptions and failures and cybersecurity breaches may cause delays or mistakes in materials provided to shareholders and may also interfere with, or negatively impact, the processing of Fund investor transactions, pricing of Fund investments, calculating Fund NAVs, and trading within a Fund’s portfolio, while causing or subjecting the Funds to potential financial losses as well as additional compliance, legal, and operational costs. Such events could negatively impact the Fund, its shareholders and the business, financial condition and performance or results of operations of the Service Providers.
The trend toward broad consumer and general public notification of Systems failures and cybersecurity breaches could exacerbate the harm to the Fund, its shareholders and Service Provider business, financial condition and performance or results of operations. Even if we successfully protect our Systems from failures or cybersecurity breaches, we may incur significant expenses in connection with our responses to any such events, as well as the need for adoption, implementation and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted or actual cybersecurity breaches are publicized. We cannot be certain that evolving threats from cyber-criminals and other cyber-threat actors, exploitation of new vulnerabilities in our Systems, or other developments, or data thefts, System break-ins or inappropriate access will not compromise or breach the technology or other security measures protecting our Systems.
We continue to encounter and seek to address threats of business disruption associated with Systems failure. For example, in 2015 the then-available Columbia ETFs were for a period unable to price their portfolios due to a technology issue impacting the ETFs’ third-party administrator. In another case, in 2014, Ameriprise Financial and other financial institutions experienced distributed denial-of-service attacks intended to disrupt clients’ online access. Ameriprise Financial was able to detect and respond to this incident without evident loss of client assets or information, Ameriprise Financial has since worked to enhance its security capabilities and will continue to assess its ability to monitor and respond to such threats. In addition to the foregoing, the experiences of Ameriprise Financial and its affiliates with Systems failures, cybersecurity breaches and technology threats have included, as examples, phishing scams, introductions of malware, attempts at electronic break-ins, and unauthorized payment requests. Systems failures and cybersecurity breaches may be difficult to detect, may go undetected for long periods or may never be detected. The impact of such events may be compounded over time. Although we and the Funds evaluate the materiality of Systems failures and cybersecurity breaches detected, we and the Funds may conclude that some such events are not material and may choose not to address them. Such conclusions may not prove to be correct.
Although we have established business continuity/disaster recovery plans and systems (Continuity and Recovery Plans) designed to prevent or mitigate the effects of Systems and Personnel disruptions and failures and cybersecurity breaches, there are inherent limitations in Continuity and Recovery Plans. These limitations include the possibility that certain risks have not been identified or that Continuity and Recovery Plans might not – despite testing and monitoring – operate as designed, be sufficient to stop or mitigate negative impacts, including financial losses, or otherwise be unable to achieve their objectives. The Funds and their shareholders could be negatively impacted as a result. In addition, the Fund cannot control the Continuity and Recovery Plans of the Service Providers. As a result, there can be no assurance that the Funds will not suffer financial losses relating to Systems or Personnel disruptions or failures or cybersecurity breaches affecting them or us in the future.
Systems and Personnel disruptions and failures and cybersecurity breaches may necessitate significant investment to repair or replace impacted Systems. In addition, the Funds may incur substantial costs for risk management in connection with failures or interruptions of Systems, Personnel, Continuity and Recovery Plans and cybersecurity defense measures in order to attempt to prevent any such events or incidents in the future, which, if they should occur, may be prolonged, negatively impacting business operations.
Any insurance or other risk-shifting tools available to us in order to manage or mitigate the risks associated with Systems and Personnel disruptions and failures and cybersecurity breaches are generally subject to terms and limitations such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. While Ameriprise Financial and its affiliates maintain cyber liability insurance that provides both third-party liability and first-party liability coverages, this insurance may not be sufficient to protect us against all losses. In addition, contractual remedies may not be available with respect to Service Providers or may prove inadequate if available (e.g., because of limits on the liability of the Service Providers) to protect the Funds against all losses.
Stock and other market exchanges, financial intermediaries, issuers of, and counterparties to, the Funds’ investments and, in the case of ETFs, market makers and authorized participants, also may be adversely impacted by Systems and Personnel disruptions and failures and cybersecurity breaches, in their own businesses, subjecting them to the risks described here, as well as other additional or enhanced risks particular to their businesses, which could result in losses to the Funds and their shareholders. Issuers of securities or other instruments in which the Funds invest may also experience Systems and Personnel disruptions and failures and cybersecurity breaches, which could result in material adverse consequences for such issuers, which may cause the Funds’ investment in such issuers to lose money.
Columbia Management and its affiliates have systematically implemented strategies to address the operating environment spurred by the COVID-19 pandemic. To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and governments. Our operations teams seek to operate without significant disruptions in service. Our pandemic strategy takes into consideration that a pandemic
2
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could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters, including the COVID-19 pandemic, may have on the ability of our employees and third-party service providers to continue ordinary business operations and technology functions over near- or longer-term periods.
Terrorism, War, Natural Disaster and Epidemic Risk. Terrorism, war, military confrontations and related geopolitical events (and their aftermath) have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as widespread disease and virus outbreaks, epidemics and pandemics, have been and can be highly disruptive to economies and markets, adversely affecting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. These disruptions could prevent the Funds from executing advantageous investment decisions in a timely manner and negatively impact the Funds’ ability to achieve their investment objectives. Any such event(s) could have a significant adverse impact on the value and risk profile of the Funds.
The rest of the section remains the same.
Shareholders should retain this Supplement for future reference.
3
SUP224_07_005_(05/20)

PART C. OTHER INFORMATION
Item 28. Exhibits
Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(a)(1)	Agreement and Declaration of Trust effective January 20, 2006	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Registration Statement	(a)	2/8/2006
(a)(2)	Amendment No. 1 to the Agreement and Declaration of Trust, dated September 11, 2007	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #5 on Form N-1A	(a)(2)	10/2/2007
(a)(3)	Amendment No. 2 to the Agreement and Declaration of Trust, dated January 8, 2009	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #8 on Form N-1A	(a)(3)	1/27/2009
(a)(4)	Amendment No. 3 to the Agreement and Declaration of Trust, dated August 9, 2010	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #19 on Form N-1A	(a)(4)	3/4/2011
(a)(5)	Amendment No. 4 to the Agreement and Declaration of Trust, dated January 13, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #19 on Form N-1A	(a)(5)	3/4/2011
(a)(6)	Amendment No. 5 to the Agreement and Declaration of Trust, dated April 14, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #33 on Form N-1A	(a)(6)	7/29/2011
(a)(7)	Amendment No. 6 to the Agreement and Declaration of Trust, dated January 12, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #52 on Form N-1A	(a)(7)	2/24/2012
(a)(8)	Amendment No. 7 to the Agreement and Declaration of Trust, dated December 12, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #87 on Form N-1A	(a)(8)	5/30/2013
(a)(9)	Amendment No. 8 to the Agreement and Declaration of Trust, dated November 20, 2013	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #99 on Form N-1A	(a)(9)	11/27/2013
(a)(10)	Amendment No. 9 to the Agreement and Declaration of Trust, dated April 11, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(a)(10)	4/23/2014
(a)(11)	Amendment No. 10 to the Agreement and Declaration of Trust, dated June 17, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #112 on Form N-1A	(a)(11)	6/27/2014
(a)(12)	Amendment No. 11 to the Agreement and Declaration of Trust, dated September 15, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #118 on Form N-1A	(a)(12)	9/26/2014
(a)(13)	Amendment No. 12 to the Agreement and Declaration of Trust, dated January 28, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #125 on Form N-1A	(a)(13)	2/27/2015
(a)(14)	Amendment No. 13 to the Agreement and Declaration of Trust, dated April 14, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #128 on Form N-1A	(a)(14)	5/28/2015
(a)(15)	Amendment No. 14 to the Agreement and Declaration of Trust, dated December 15, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #139 on Form N-1A	(a)(15)	12/21/2015
(a)(16)	Amendment No. 15 to the Agreement and Declaration of Trust, dated April 19, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #143 on Form N-1A	(a)(16)	5/27/2016
(a)(17)	Amendment No. 16 to the Agreement and Declaration of Trust, dated June 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #145 on Form N-1A	(a)(17)	6/27/2016

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(a)(18)	Amendment No. 17 to the Agreement and Declaration of Trust, dated November 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #154 on Form N-1A	(a)(18)	11/23/2016
(a)(19)	Amendment No. 18 to the Agreement and Declaration of Trust, dated March 13, 2017	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #160 on Form N-1A	(a)(19)	3/30/2017
(a)(20)	Amendment No. 19 to the Agreement and Declaration of Trust, dated December 19, 2017	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(a)(20)	2/16/2018
(a)(21)	Amendment No. 20 to the Agreement and Declaration of Trust, dated February 1, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(a)(21)	2/16/2018
(a)(22)	Amendment No. 21 to the Agreement and Declaration of Trust, dated March 13, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #179 on Form N-1A	(a)(22)	5/25/2018
(a)(23)	Amendment No. 22 to the Agreement and Declaration of Trust, dated September 13, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #186 on Form N-1A	(a)(23)	9/27/2018
(a)(24)	Amendment No. 23 to the Agreement and Declaration of Trust, dated November 14, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #188 on Form N-1A	(a)(24)	11/27/2018
(a)(25)	Amendment No. 24 to the Agreement and Declaration of Trust, dated January 30, 2019	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #192 on Form N-1A	(a)(25)	2/27/2019
(b)	By-laws as amended March 17, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-236633	Post-Effective Amendment #1 on Form N-14	(2)	4/9/2020
(c)	Stock Certificate: Not Applicable
(d)(1)	Management Agreement (amended and restated), dated April 25, 2016, between Columbia Management Investment Advisers, LLC, Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #50 on Form N-1A	(d)(1)	4/28/2016
(d)(1)(i)	Schedule A and Schedule B, effective July 1, 2019, to the Management Agreement (amended and restated), dated April 25, 2016, between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II	Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #184 on Form N-1A	(d)(1)(i)	7/29/2019
(d)(2)	Management Agreement, dated November 15, 2017, between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #59 on Form N-1A	(d)(2)	12/19/2017
(d)(2)(i)	Schedule A and Schedule B, effective February 2, 2018, to the Management Agreement between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(d)(2)(i)	2/16/2018

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(d)(3)	Management Agreement between Columbia Management Investment Advisers, LLC and CCSF Offshore Fund, Ltd., a wholly-owned subsidiary of Columbia Commodity Strategy Fund, a series of the Registrant, effective October 1, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #134 on Form N-1A	(d)(6)	9/28/2015
(d)(4)	Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #150 on Form N-1A	(d)(4)	9/28/2016
(d)(4)(i)	Amendment No. 1, as of June 7, 2018, to the Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #188 on Form N-1A	(d)(4)(i)	11/27/2018
(d)(4)(ii)	Amendment No. 2, as of November 20, 2019, to the Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016, amended June 7, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #206 on Form N-1A	(d)(4)(ii)	12/20/2019
(d)(5)	Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013 (Amendment No. 1), between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors LP	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(d)(9)	5/15/2014
(d)(5)(i)	Amendment No. 2, as of June 5, 2014, to the Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013, between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors LP	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #41 on Form N-1A	(d)(10)	8/20/2014
(d)(5)(ii)	Amendment No. 3, as of January 30, 2019, to the Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013 and June 5, 2014, between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors LP	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #68 on Form N-1A	(d)(10)(ii)	4/26/2019
(d)(5)(iii)	Amendment No. 4, as of November 20, 2019, to the Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013, June 5, 2014 and January 30, 2019, between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors LP	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #206 on Form N-1A	(d)(5)(iii)	12/20/2019
(d)(6)	Amended and Restated Subadvisory Agreement, dated June 11, 2008, last amended January 16, 2013, between Columbia Management Investment Advisers, LLC and Threadneedle International Limited	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(d)(27)	5/15/2014

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(d)(6)(i)	Amendment No. 6, as of November 1, 2018, to Amended and Restated Subadvisory Agreement, dated June 11, 2008, last amended January 16, 2013, between Columbia Management Investment Advisers, LLC and Threadneedle International Limited	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #196 on Form N-1A	(d)(7)(i)	6/27/2019
(e)(1)	Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #143 on Form N-1A	(e)(1)	5/27/2016
(e)(1)(i)	Schedule I, as of July 1, 2019, and Schedule II, as of September 7, 2010, to the Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #198 on Form N-1A	(e)(1)(i)	8/26/2019
(e)(2)	Form of Mutual Fund Sales Agreement	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #196 on Form N-1A	(e)(2)	6/27/2019
(f)	Deferred Compensation Plan, adopted as of December 31, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #52 on Form N-1A	(f)	2/24/2012
(g)(1)	Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(g)(1)	5/15/2014
(g)(2)	Addendum (related to Columbia Commodity Strategy Fund), dated July 15, 2011, Addendum (related to Columbia Flexible Capital Income Fund), dated July 15, 2011, Addendum (related to Multi-Manager Value Strategies Fund, formerly known as Active Portfolios® Multi-Manager Value Fund and Columbia Active Portfolios – Diversified Equity Income Fund), dated March 9, 2012, and Addendum (related to Columbia Mortgage Opportunities Fund), dated March 7, 2014, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #109 on Form N-1A	(g)(2)	5/30/2014
(g)(3)	Side letter (related to the China Connect Service on behalf of Columbia Global Opportunities Fund, Columbia Contrarian Asia Pacific Fund and Columbia Overseas Core Fund), dated March 6, 2018, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #179 on Form N-1A	(g)(3)	5/25/2018
(g)(4)	Addendum, effective April 4, 2016, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust I	2-99356	Post-Effective Amendment #297 on Form N-1A	(g)(7)	5/30/2017

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(g)(5)	Addendum (related to Columbia Overseas Core Fund), dated January 26, 2018, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(g)(5)	2/16/2018
(h)(1)	Transfer and Dividend Disbursing Agent Agreement between Columbia Management Investment Services Corp. and the Registrant, dated March 1, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #162 on Form N-1A	(h)(1)	5/30/2017
(h)(1)(i)	Schedule A and Schedule B, effective July 1, 2019, to the Transfer and Dividend Disbursing Agent Agreement between Columbia Management Investment Services Corp. and the Registrant, dated March 1, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment 198 on Form N-1A	(h)(1)(i)	8/26/2019
(h)(2)	Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #145 on Form N-1A	(h)(5)	6/27/2016
(h)(2)(i)	Schedule A, effective July 1, 2019, to the Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #184 on Form N-1A	(h)(2)(i)	7/29/2019
(h)(3)	Agreement and Plan of Reorganization, dated December 20, 2010	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #15 on Form N-1A	(h)(9)	4/29/2011
(h)(4)	Agreement and Plan of Redomiciling, dated December 20, 2010	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #15 on Form N-1A	(h)(10)	4/29/2011
(h)(5)	Agreement and Plan of Reorganization, dated October 9, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #87 on Form N-1A	(h)(6)	5/30/2013
(h)(6)	Agreement and Plan of Reorganization, dated December 17, 2015	Incorporated by Reference	Columbia Funds Series Trust	333-208706	Registration Statement on Form N-14	(4)	12/22/2015
(h)(7)	Agreement and Plan of Reorganization, dated February 20, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-236646	Registration Statement on Form N-14	(4)	2/26/2020
(h)(8)	Amended and Restated Credit Agreement, as of December 3, 2019	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Registration Statement on Form N-1A	(h)(7)	12/20/2019

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(h)(9)	Master Inter-Fund Lending Agreement, dated May 1, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Registration Statement on Form N-1A	(h)(11)	5/25/2018
(h)(9)(i)	Schedule A and Schedule B to the Master Inter-Fund Lending Agreement, dated July 1, 2019	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #72 on Form N-1A	(h)(9)(i)	5/12/2020
(i)(1)	Opinion and consent of counsel as to the legality of the securities being registered	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #92 on Form N-1A	(i)	8/28/2013
(i)(2)	Opinion and consent of counsel as to the legality of the securities being registered for Columbia Mortgage Opportunities Fund	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(i)	4/23/2014
(i)(3)	Opinion and consent of counsel as to the legality of the securities being registered for Columbia Overseas Core Fund	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(i)(3)	2/16/2018
(j)	Consent of Independent Registered Public Accounting Firm:Omitted pursuant to Form N-1A instructions.
(k)	Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.
(l)	Initial Capital Agreement: Not Applicable.
(m)(1)	Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(m)(1)	4/23/2014
(m)(1)(i)	Schedule A, dated July 1, 2019, to the Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #198 on Form N-1A	(m)(1)(i)	8/26/2019
(m)(2)	Shareholder Services Plan (Class V (formerly known as Class T) Shares)	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #166 on Form N-1A	(m)(3)	8/25/2017
(m)(3)	Shareholder Servicing Plan Implementation Agreement (Class V (formerly known as Class T) Shares)	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #181 on Form N-1A	(m)(3)	6/27/2018
(m)(3)(i)	Schedule I, effective December 1, 2014, amended and restated June 21, 2017, to Shareholder Servicing Plan Implementation Agreement (Class V (formerly known as Class T) Shares)	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #166 on Form N-1A	(m)(5)	8/25/2017
(n)	Rule 18f – 3 Multi-Class Plan, amended and restated as of January 27, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #209 on Form N-1A	(n)	2/27/2020
(o)	Reserved.

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(p)(1)	Code of Ethics adopted under Rule 17j-1 for Registrant, effective March 2019	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #68 on Form N-1A	(p)(1)	4/26/2019
(p)(2)	Columbia Threadneedle Global Personal Account Dealing and Code of Ethics Policy, effective December 2019	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #209 on Form N-1A	(p)(2)	2/27/2020
(p)(3)	Diamond Hill Capital Management, Inc. Code of Ethics, amended December 31, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #192 on Form N-1A	(p)(3)	2/27/2019
(p)(4)	Dimensional Fund Advisors LP Code of Ethics, effective January, 2020	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #71 on Form N-1A	(p)(8)	4/28/2020
(q)(1)	Trustees’ Power of Attorney to sign Amendments to this Registration Statement, dated January 1, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(q)(1)	2/16/2018
(q)(2)	Power of Attorney for Michael G. Clarke, dated May 23, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #143 on Form N-1A	(q)(2)	5/27/2016
(q)(3)	Power of Attorney for Christopher O. Petersen, dated February 16, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #125 on Form N-1A	(q)(4)	2/27/2015
(q)(4)	Power of Attorney for Joseph Beranek, dated January 3, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #208 on Form N-1A	(q)(4)	1/10/2020
Item 29. Persons Controlled by or Under Common Control with the Registrant
Columbia Management Investment Advisers, LLC (the investment manager or Columbia Management), as sponsor of the Columbia funds, may make initial capital investments in Columbia funds (seed accounts). Columbia Management also serves as investment manager of certain Columbia funds-of-funds that invest primarily in shares of affiliated funds (the underlying funds). Columbia Management does not make initial capital investments or invest in underlying funds for the purpose of exercising control. However, since these ownership interests may be significant, in excess of 25%, such that Columbia Management may be deemed to control certain Columbia funds, procedures have been put in place to assure that public shareholders determine the outcome of all actions taken at shareholder meetings. Specifically, Columbia Management (which votes proxies for the seed accounts) and the Boards of Trustees of the affiliated funds-of-funds (which votes proxies for the affiliated funds-of-funds) vote on each proposal in the same proportion as the vote of the direct public shareholders vote; provided, however, that if there are no direct public shareholders of an underlying fund or if direct public shareholders represent only a minority interest in an underlying fund, the Fund may cast votes in accordance with instructions from the independent members of the Board.
Item 30. Indemnification
Article VII of the Registrant’s Agreement and Declaration of Trust, as amended, provides that no trustee or officer of the Registrant shall be subject to any liability to any person in connection with Registrant property or the affairs of the Registrant, and no trustee shall be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Registrant or for the act or omission of any other trustee, all as more fully set forth in the Agreement and Declaration of Trust, which is filed as an exhibit to this registration statement. Article X of the Registrant’s Bylaws provides that each person made or threatened to be made a party to or is involved in any actual or threatened proceeding by reason of the former or present capacity as a trustee or officer of the Registrant or who, while a trustee or officer, is or was serving at the request of the Registrant or whose duties as a trustee or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified by the Registrant, under specified circumstances, all as more fully set forth in the Bylaws, which are filed as an exhibit to the registration statement.

Section 17(h) of the Investment Company Act of 1940 (1940 Act) provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
The Registrant’s Declaration of Trust provides that nothing in the Declaration of Trust shall protect any trustee or officer against any liabilities to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or position with or on behalf of the Registrant and the Registrant’s Bylaws provides that no indemnification will be made in violation of the provisions of the 1940 Act.
Pursuant to the Distribution Agreement, Columbia Management Investment Distributors, Inc. agrees to indemnify the Registrant, its officers and trustees against claims, demands, liabilities and expenses under specified circumstances, all as more fully set forth in the Registrant’s Distribution Agreement, which has been filed as an exhibit to the registration statement.
The Registrant may be party to other contracts that include indemnification provisions for the benefit of the Registrant’s trustees and officers.
The trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. Registrant’s investment adviser, Columbia Management Investment Advisers, LLC, maintains investment advisory professional liability insurance to insure it, for the benefit of Registrant and its non-interested trustees, against loss arising out of any effort, omission, or breach of any duty owed to Registrant or any series of Registrant by Columbia Management Investment Advisers, LLC.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (SEC), such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.
Item 31. Business and Other Connections of the Investment Adviser
To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (Columbia Management), the Registrant’s investment adviser, or any subadviser to a series of the Registrant, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.
(a)	Columbia Management, a wholly owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Registrant and certain other clients. Information regarding the business of Columbia Management and the directors and principal officers of Columbia Management is also included in the Form ADV filed by Columbia Management with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with Columbia Management, certain directors and officers of Columbia Management also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.
(b)	Diamond Hill Capital Management, Inc. performs investment management services for the Registrant and certain other clients. Information regarding the business of Diamond Hill Capital Management, Inc. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Diamond Hill Capital Management, Inc. and is incorporated herein by reference. Information about the business of Diamond Hill Capital Management, Inc. and the directors and principal executive officers of Diamond Hill Capital Management, Inc. is also included in the Form ADV filed by Diamond Hill Capital Management, Inc. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-32176), which is incorporated herein by reference.
(c)	Dimensional Fund Advisors, L.P. performs investment management services for the Registrant and certain other clients. Information regarding the business of Dimensional Fund Advisors, L.P. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Dimensional Fund Advisors, L.P. and is incorporated herein by reference. Information about the business of Dimensional Fund Advisors, L.P. and the directors and principal executive officers of Dimensional Fund Advisors, L.P. is also included in the Form ADV filed by Dimensional Fund Advisors, L.P. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-16283), which is incorporated herein by reference.
(d)	Threadneedle International Limited performs investment management services for the Registrant and certain other clients. Information regarding the business of Threadneedle International Limited is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Threadneedle International Limited and is incorporated herein by reference. Information about the business of Threadneedle International Limited and the directors and principal executive officers of Threadneedle International Limited is also included in the Form ADV filed by Threadneedle International Limited with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-63196), which is incorporated herein by reference.
Item 32. Principal Underwriter
(a)	Columbia Management Investment Distributors, Inc. acts as principal underwriter for the following investment companies, including the Registrant:
Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust and Wanger Advisors Trust.
(b)	As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant
William F. Truscott	Chief Executive Officer and Director	Board Member, Senior Vice President
Scott E. Couto	President and Director	None
Michael S. Mattox	Chief Financial Officer	None
Michael E. DeFao	Vice President, Chief Legal Officer and Assistant Secretary	Vice President and Assistant Secretary
Stephen O. Buff	Vice President, Chief Compliance Officer	None
James Bumpus	Vice President – National Sales Manager	None
Thomas A. Jones	Vice President and Head of Strategic Relations	None
Gary Rawdon	Vice President – Sales Governance and Administration	None
Leslie A. Walstrom	Vice President and Head of North America Marketing	None
Daniel J. Beckman	Vice President and Head of North America Product and Director	None
Marc Zeitoun	Chief Operating Officer, North American Distribution	None
Thomas R. Moore	Secretary	None
Paul B. Goucher	Vice President and Assistant Secretary	Senior Vice President and Assistant Secretary
Amy L. Hackbarth	Vice President and Assistant Secretary	None
Mark D. Kaplan	Vice President and Assistant Secretary	None
Nancy W. LeDonne	Vice President and Assistant Secretary	None
Ryan C. Larrenaga	Vice President and Assistant Secretary	Senior Vice President, Chief Legal Officer and Secretary
Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary
Christopher O. Petersen	Vice President and Assistant Secretary	President and Principal Executive Officer
Shweta J. Jhanji	Vice President and Treasurer	None
Michael Tempesta	Anti-Money Laundering Officer and Identity Theft Prevention Officer	None
Kevin Wasp	Ombudsman	None
Kristin Weisser	Conflicts Officer	None
*	The principal business address of Columbia Management Investment Distributors, Inc. is 225 Franklin Street, Boston, MA 02110.
(c)	Not Applicable.
Item 33. Location of Accounts and Records
Persons maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:
■	Registrant, 225 Franklin Street, Boston, MA, 02110;
■	Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 225 Franklin Street, Boston, MA 02110;
■	Registrant’s subadviser, Diamond Hill Capital Management, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215;
■	Registrant’s subadviser, Dimensional Fund Advisors, L.P., 6300 Bee Cave Road, Building One, Austin, TX 78746;
■	Registrant’s subadviser, Threadneedle International Limited, Cannon Place, 78 Cannon Street, London EC4N 6AG, UK;
■	Former subadviser, Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, TX 75201;

■	Former subadviser, Donald Smith & Co., Inc., 152 West 57th Street, 22nd Floor, New York, NY 10019;
■	Former subadviser, Marsico Capital Management, LLC, 1200 17th Street, Suite 1700, Denver, CO 80202;
■	Former subadviser, Metropolitan West Capital Management, LLC, 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660 (merged into Wells Capital Management Incorporated, 525 Market Street, 12th Floor, San Francisco, CA 94105);
■	Former subadviser, Segall Bryant & Hamill, LLC, 540 West Madison Street, Suite 1900, Chicago, IL 60661-2551;
■	Former subadviser, Turner Investments, L.P., 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312 (merged into Turner Investments LLC, 1000 Chesterbrook Boulevard, 1st Floor, Berwyn, PA 19312);
■	Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110;
■	Registrant’s transfer agent, Columbia Management Investment Services Corp., 225 Franklin Street, Boston, MA 02110;
■	Registrant’s sub-transfer agent, DST Asset Manager Solutions, Inc., 2000 Crown Colony Dr., Quincy, MA; and
■	Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, New York, NY 10005.
In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.
Certain information on the above-referenced physical possession of accounts, books and other documents is also included in the Registrant’s filings on Form N-CEN filed with the Securities and Exchange Commission on July 15, 2019, August 13, 2019, October 11, 2019, November 12, 2019, January 13, 2020, April 13, 2020 and May 13, 2020 with respect to Funds with fiscal years ended April 30, 2019, May 31, 2019, July 31, 2019, August 31, 2019, October 31, 2019, January 31, 2020, and February 29, 2020, respectively.
Item 34. Management Services
Not Applicable.
Item 35. Undertakings
Not Applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, COLUMBIA FUNDS SERIES TRUST II, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, and the State of Minnesota on the 20th day of May, 2020.
COLUMBIA FUNDS SERIES TRUST II
By:	/s/ Christopher O. Petersen
Christopher O. Petersen President